Exhibit 10.2.6.5
AMENDMENT NO. 4 UNDER
CREDIT AND GUARANTEE AGREEMENT
     THIS AMENDMENT NO. 4 UNDER CREDIT AND GUARANTEE AGREEMENT (this “Amendment”) is made as of the 15th day of March, 2006, by and among CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership (the “Company”), CALPINE HERMISTON, LLC, a Delaware limited liability company (“Calpine LLC”), CPN HERMISTON, LLC, a Delaware limited liability company (“CPN LLC”), and HERMISTON POWER PARTNERSHIP, an Oregon general partnership (the “Hermiston Partnership” and, together with Calpine LLC and CPN LLC, the “Guarantors”), the lenders party hereto (the “Lenders”), and GOLDMAN SACHS CREDIT PARTNERS L.P., as administrative agent (together with its successors in such capacity, the “Administrative Agent”).
RECITALS
     WHEREAS, the Company, the Guarantors, the Lenders and the Administrative Agent entered into a Credit and Guarantee Agreement, dated as of August 14, 2003 (as amended on September 12, 2003, on January 13, 2004 and on March 5, 2004, and as may be further amended from time to time, the “Credit Agreement”), pursuant to which the Company borrowed, on a non-recourse basis as described in the Credit Agreement, $385,000,000 in aggregate principal amount of First Priority Senior Secured Institutional Term Loans due 2009 (the “Term Loans”);
     WHEREAS, on December 20, 2005, Calpine Corporation (“Calpine”) and certain of its controlled subsidiaries, including, among others, Calpine Operating Services Company, Inc. and Calpine Energy Services, L.P., filed a voluntary proceeding for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the “Proceeding”);
     WHEREAS, the Company (1) has asked that the Lenders waive certain specified Defaults and Events of Default under the Credit Agreement related to the Proceeding (the “Waiver”) and (2) has proposed to amend certain Sections of the Credit Agreement as provided herein (the “Proposed Amendments”); and
     WHEREAS, the Company, the Guarantors, the Lenders and the Administrative Agent now wish to amend the Credit Agreement in certain respects, as hereinafter provided.
AGREEMENT
     NOW THEREFORE, in consideration of the premises and the mutual agreements set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions. Unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

     2. Amendments. Section 7.01 (Events of Default) of the Credit Agreement is hereby amended as follows:
          a. by deleting the “and” at the end of paragraph (i) of such Section;
          b. by inserting the words “except as set forth in paragraph (k) below,” at the beginning of paragraph (i) of such Section;
          c. by deleting the period and adding “; and” at the end of paragraph (j) of such Section; and
          d. by adding the following new paragraph (k) after paragraph (j) of such Section:
“(k) Calpine Energy Services, L.P. shall file a motion, pursuant to Section 365(a) of the United States Bankruptcy Code, to reject the Index Based Gas Sale and Power Purchase Agreement dated as of August 14, 2003, as amended, in its Chapter 11 bankruptcy case, which is jointly administered under In re Calpine Corporation, et al., Case No. 05-60200 (BRL) in the United States Bankruptcy Court for the Southern District of New York.”
     3. Representations and Warranties. The Company and each Guarantor hereby represents and warrants to each Lender and the Administrative Agent that (a) this Amendment has been duly authorized, executed and delivered by the Company or Guarantor, as applicable, and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (b) the execution and delivery of this Amendment (i) does not require any consent, approval, authorization or order of, or filing with, any governmental agency or body or any court, except such as have been obtained or made and are in full force and effect as of the date hereof and (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or Guarantor, as applicable, or any order of any governmental agency or body, or breach or conflict with any material agreement to which the Company or Guarantor, as applicable, is a party or by which the Company or Guarantor, as applicable, is bound.
     4. Conditions. The effectiveness of Section 2 of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Requisite Lenders):
          a. the Company and the Guarantors named as signatories hereto and the Requisite Lenders shall have executed and delivered to the Administrative Agent their respective counterparts of this Amendment;
          b. an amendment set forth in a Supplemental Indenture under the Indenture (in form and substance reasonably acceptable to the Administrative Agent) agreed to by the Holders of Notes shall have become effective concurrently with this Amendment; and

          c. the Waiver shall have become effective concurrently with this Amendment.
     5. Continuing Effect of the Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Company or the Guarantors under the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company or the Guarantors to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After this Amendment becomes effective in accordance with Section 4 hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended and modified hereby.
     6. Applicable Law. This Amendment and the right and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.
     7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The delivery of an executed signature of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     8. Headings. Headings herein are include herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CALPINE CONSTRUCTION FINANCE COMPANY, L.P.

By:	/s/ Zamir Rauf

Name: Zamir Rauf
Title: Senior Vice President

CALPINE HERMISTON, LLC

By:	/s/ Zamir Rauf

Name: Zamir Rauf
Title: Senior Vice President

CPN HERMISTON, LLC

By:	/s/ Zamir Rauf

Name: Zamir Rauf
Title: Senior Vice President

HERMISTON POWER PARTNERSHIP

By:	/s/ Zamir Rauf

Name: Zamir Rauf
Title: Senior Vice President

GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent, Sole Lead Arranger, Syndication Agent and a Lender

By:	/s/ Stephen King

Name: Stephen King
Title: Authorized Signatory